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EX 5     OPINION OF MCCAUSLAND, KEEN & BUCKMAN
































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                                    EXHIBIT 5

                    [McCausland, Keen and Buckman letterhead]


                                                                  (610) 341-1070


                                  June 5, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: Neoware Systems, Inc.
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Ladies and Gentlemen:

         We have acted as counsel to Neoware Systems, Inc., (the "Company"), a Delaware corporation in connection with the preparation and filing of a registration statement on Form S-3, which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         The Registration Statement covers 2,678,822 shares of the Company's Common Stock, par value $.001 per share, 2,544,822 of which are currently outstanding and held by the Selling Stockholders (the "Common Shares"), and 134,000 of which are issuable upon the exercise of warrants (the "Warrant Shares").

         We have examined the Registration Statement, including the exhibits hereto, the Company's Certificate of Incorporation, the Company's By-Laws, as amended, the minutes of actions taken by the Board of Directors of the Company, and such other instruments as we deemed necessary for the opinions rendered herein. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based upon the foregoing, we are of the opinion that the Common Shares issued to the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable, and that the Warrant Shares are duly authorized, and when issued and paid for in accordance with the terms of the warrants, upon exercise of the warrants, will be validly issued, fully paid and non-assessable.











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         We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                           Sincerely,

                                           McCausland, Keen & Buckman


                                           By: /S/ Nancy D. Weisberg
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                                               Nancy D. Weisberg, Vice President